Exhibit 99.1

Ainos Reports Second Quarter 2025 Financial Results

1H 2025 Kicks Off AI Nose’s Growing Commercial Momentum with First Senior Care Revenue and New Strategic Partnerships

AI Nose 90-Day Roadmap to Power 2H 2025, With First Multi-Year $2.1M Order and Traction Across Robotics, Semiconductors, and Smart Manufacturing

SAN DIEGO, CA/ ACCESSWIRE/ August 13, 2025/ Ainos, Inc. (NASDAQ:AIMD)(NASDAQ:AIMDW) (“Ainos” or the “Company”), a leader in AI-driven scent digitization, today announced its financial results for the second quarter ended June 30, 2025.

Chun-Hsien (Eddy) Tsai, Chairman of the Board, President, and Chief Executive Officer of Ainos, commented, “We’re thrilled that our proprietary AI-powered scent digitization platform, AI Nose, has entered the commercial execution phase. The first half of 2025 marked a strategic inflection point as we successfully transitioned from R&D to revenue-generating deployment in Japan. With new real-world pilot programs underway and a clear path to scaled adoption, we’ve set the stage for the second half with accelerating momentum and expanding commercial traction.”

“The increasing integration of AI across multiple industries strongly reinforces our strategic focus on AI-driven SmellTech. According to third party research, demand for electronic nose is growing in healthcare, environmental monitoring, and industrial automation—key sectors where AI Nose is already gaining momentum. Through strategic partnerships, we’re expanding AI Nose into a multi-industry deployment ecosystem. I believe our expanding ecosystem both broadens our scent database and enhances our smell language models (“SLMs”), paving the way for a SmellTech-as-a-Service subscription model. Designed to generate scalable, recurring revenue, this model supports high-value applications such as scent analytics, predictive monitoring, and digital Smell ID profiling—extending value well beyond hardware sales.”

“I’m very excited about AI Nose’s increasing momentum in the industrial market. Earlier this month, we’ve secured our first three-year subscription order valued at $2.1 million for first deployment of AI Nose in semiconductor manufacturing setting. It is also our second commercial success, following first revenue in the senior care sector during 1Q 2025. Following the software-hardware integration of AI Nose into our first robotic partner’s robots, we are launching pilot deployments of the world’s first service robots with a sense of smell, powered by AI Nose, at seven industrial sites across Japan. In partnership with the world’s leading provider of semiconductor assembly and test services, we’ve expanded our collaboration and are targeting AI Nose applications across its manufacturing footprints to enable real-time anomaly detection and process monitoring. We’ve also broadened our industrial footprint through partnerships with two industrial automation specialists, both are Nvidia’s smart factory ecosystem partners, aiming to integrate AI-powered scent intelligence into smart factory and machine vision ecosystems across Asia.”

“Meanwhile, our AI Nose platform has demonstrated impressive performance—achieving 85% accuracy in eldercare hygiene detection, 80% at Japanese semiconductor facilities, and 90% in classifying food and beverage scents. These results validate the robustness and versatility of our SLM across diverse environments. As a trainable AI for sent, I believe our SLM’s accuracy will continue to improve as we scale.”

“We’re executing a focused 90-day action plan to advance our SmellTech platform and unlock the next wave of AI-powered sensing. Aligned with other 2H25 priorities, this positions us for scale-up in 2026. In addition to field tests with our robot customer in Japan, we will progress through a multi-stage rollout roadmap with our semiconductor customer, targeting to complete approximately 1,400 pilot deployments of AI Nose and then initiate Phase 1 expansion to around 5,000 units. This will lay the foundation for Phase 2 scale-up to as many as 15,000 units. We also plan to showcase the AI Nose-integrated robot with our partners at Automation Taipei in late August. We will also launch pilot programs across our partners’ target industrial sectors in Asia by 2H25. In parallel, we will initiate large-scale pilots in Japan’s senior care sector and evaluate expansion opportunities in Taiwan. To strengthen SLM performance, we will conduct broad-scale validation and real-world testing. We will also actively pursue additional strategic partnerships in Asia and Europe for technology licensing and regional commercialization.”

“For our VELDONA® immunotherapy programs, we continue to advance with capital discipline and strategic flexibility. We’ve begun two human clinical trials in Taiwan—targeting HIV-related oral warts and primary Sjögren’s syndrome—and reported promising interim results from our veterinary study in feline chronic gingivostomatitis (“FCGS”).”

“With a well-defined roadmap, we will implement our strategies with focus—expanding AI Nose pilots, enriching our Smell ID dataset, and driving adoption across key verticals. As demand for intelligent environmental sensing accelerates, Ainos is uniquely positioned to provide the missing link and lead the next frontier of AI—where machines can see, hear, and now, smell. Our leadership in AI Nose technology and immunotherapy empowers us to seize immense growth opportunities and bring lasting value to our shareholders.”

Christopher Lee, Chief Financial Officer of Ainos, remarked, “We’re delighted with the strong momentum of our AI Nose platform, which drove significant first-half revenue growth through our co-development project in Japan’s senior care sector. We also improved gross margin, turning to gross profitability in both Q2 and the first half. Our capital discipline narrowed first-half operating cash outflows by 26% year over year, while we continued to invest in R&D, AI Nose validation, and clinical trials. With no debt maturities through 2027 and measured use of our at-the-market facility generating $719K in net proceeds, we are supporting growth with a controlled cost of capital. Our recent 1-for-5 reverse split, completed to regain Nasdaq compliance, further strengthens our capital structure and better places us to attract institutional investors. Backed by this solid financial strategy, we remain well-equipped to advance key strategic priorities and drive long-term growth.”

Recent Business Developments

Ainos has reached a pivotal inflection point, accelerating AI Nose commercial execution through pilot deployments, strategic partnerships, and clinical validation across robotics, industrial, and healthcare sectors.

On August 6, 2025, Ainos announced that it has secured a three-year subscription-based order valued at $2.1 million with ASE Technology Holding Co., Ltd. (“ASEH”), the world’s largest provider of semiconductor assembly and test services. The agreement represents the first commercial success of Ainos’ proprietary AI Nose platform in semiconductor manufacturing.

On July 22, 2025, Ainos announced that ugo, its first robotics partner, will pilot the world’s first service robots equipped with AI Nose technology at seven sites across Japan. Powered by Ainos’ proprietary SLM and Smell ID data insights, these ugo robots will enable intelligent inspections, predictive maintenance, and environmental alerts across the pharmaceutical, industrial, and energy sectors.

On July 16, 2025, Ainos announced that it has regained compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market. The Company also unveiled a 90-day roadmap to scale its AI Nose platform in 2026, including the completion of a pilot deployment of approximately 1,400 AI Nose units with ASEH and the launch of Phase 1 expansion to 5,000 units. Additional priorities include showcasing the AI Nose-integrated ugo robot with Kenmec at Automation Taipei on August 20–23. Commercial efforts will focus on expanding the SmellTech-as-a-Service (SaaS) model as a recurring revenue stream, enhancing SLM performance through expanded real-world validation, and pursuing strategic partnerships in Asia and Europe for technology licensing and commercialization.

On July 7, 2025, the Company announced a five-year distribution partnership with Solomon, a leader in machine vision, industrial AI, and smart automation. The alliance aims to accelerate AI Nose adoption across key manufacturing sectors in Asia, including semiconductors, petrochemicals, and autonomous mobile robots (AMRs). Solomon’s visual language model (VLM) complements Ainos’ SLM, enabling advanced sensor fusion and expanding intelligent sensing applications.

On June 27, 2025, Ainos announced the expansion of its strategic relationship with ASEH, the world’s leading provider of semiconductor assembly and test services. The companies are contemplating a multi-phase roadmap to deploy AI Nose across ASEH’s global manufacturing. The roadmap includes the deployment of approximately 1,400 units at ASEH and SPIL sites during the Evaluation Phase; an expansion to 5,000 units for integration across cleanrooms and production zones in Phase 1; and a full-scale rollout of up to 15,000 units in Phase 2.

On June 26, 2025, the Company announced a 1-for-5 stock consolidation to align its capital structure with its 2025 execution roadmap. The action reduced the number of outstanding shares and proportionally increased the share price, with shareholder ownership percentages remaining unchanged. This strategic move positions Ainos to attract broader institutional interest as it enters the commercial execution phase in the second half of 2025 and supports its transition toward a recurring revenue model.

On June 24, 2025, the Company announced a strategic partnership with Kenmec, a publicly listed Taiwanese leader in automation and system integration. The alliance aims to scale Ainos’ AI Nose and SLM technologies within Kenmec’s smart factory ecosystem, accelerating the deployment of multimodal sensory intelligence across robotics, logistics, infrastructure, and healthcare applications in Asia.

On May 29, 2025, Ainos reported that its proprietary AI Nose improved its accuracy in detecting excretion-related odors from 80% to approximately 85%, based on 2,119 valid data entries collected from 254 participants in Japan and Taiwan. This milestone validates AI Nose as a viable, non-contact solution for hygiene monitoring in long-term care (“LTC”) settings and further reinforces the Company’s leadership in the emerging SmellTech category.

On May 22, 2025, Ainos debuted its AI Nose platform at COMPUTEX 2025 in partnership with ugo. This milestone marked the first public demonstration of real-time robotic olfaction—a new sensory category poised to transform smart robotics, environmental AI, and safety infrastructure.

On May 19, 2025, Ainos announced promising interim results from its VELDONA® clinical trial for FCGS. This randomized, controlled study evaluates inflammation reduction, corticosteroid usage, and safety across 30 cats in high- and low-dose treatment groups. Interim results show 10–44% symptom improvement and a potential steroid-sparing effect with no adverse events reported to date, indicating strong commercial and scientific potential for a novel class of immunotherapy in companion animals. Final analysis is expected in mid-2026.

About AI Nose

AI Nose digitizes scent into Smell ID, an AI-driven scent intelligence. This full-stack electronic nose (e-nose) platform combines precision MEMS sensor arrays with proprietary AI algorithms, aiming to detect scent at parts-per-billion (ppb) sensitivity. Smell ID then converts analog scent data into actionable insights, while the proprietary smell language model (SLM) learns complex scent patterns. Backed by a 13-year scent data moat and deep medtech expertise, AI Nose aims to deliver continuous monitoring, predictive analytics, and instant alerts to boost safety, quality, and efficiency. To be delivered as SmellTech-as-a-Service, it aims to offer subscription access to ongoing scent intelligence, analytics, and real-time alerts, turning the invisible into strategic advantage.

About Ainos, Inc.

Ainos, Inc. (NASDAQ: AIMD) is a dual-platform AI and biotech company pioneering smelltech and immune therapeutics. Its AI Nose platform and smell language model (SLM) digitize scent into Smell ID, a machine-readable data format, powering intelligent sensing across robotics, smart factories, and healthcare. The company also develops VELDONA®, a low-dose oral interferon targeting rare, autoimmune, and infectious diseases. Ainos, a fusion of “AI” and “Nose,” is redefining machine perception for the sensory age. To learn more, visit https://www.ainos.com. Follow Ainos on X, formerly known as Twitter, (@AinosInc) and LinkedIn to stay up-to-date.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. There are a number of important factors that could cause actual results, developments, business decisions or other events to differ materially from those contemplated by the forward-looking statements in this press release. These factors include, among other things, our expectation that we will incur net losses for the foreseeable future; our ability to become profitable; our ability to raise additional capital to continue our product development; our ability to accurately predict our future operating results; our ability to advance our current or future product candidates through clinical trials, obtain marketing approval and ultimately commercialize any product candidates we develop; the ability to obtain and maintain regulatory approval of our product candidates; delays in completing the development and commercialization of our current and future product candidates; developing and commercializing additional products, including diagnostic testing devices; our ability to compete in the marketplace; compliance with applicable laws, regulations and tariffs, and factors described in the Risk Factors section of our public filings with the Securities and Exchange Commission (SEC). Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable law, the Company undertakes no obligation to update or revise these statements, whether as a result of any new information, future events and developments or otherwise.

Investor Relations Contact

Feifei Shen

Email: IR@ainos.com

Ainos, Inc.

Condensed Balance Sheets

	June 30,	December 31,
	2025	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,223,184	$3,892,919
Accounts receivable	187	56
Inventory, net	160,057	143,756
Other current assets	350,549	301,077
Total current assets	1,733,977	4,337,808
Intangible assets, net	21,505,821	23,748,328
Property and equipment, net	495,109	559,645
Other assets	187,269	174,418
Total assets	$23,922,176	$28,820,199

Liabilities and Stockholders’ Equity
Current liabilities:
Contract liabilities	$-	$106,329
Convertible notes payable	-	3,000,000
Accrued expenses and others current liabilities	602,782	848,615
Total current liabilities	602,782	3,954,944
Convertible notes payable - noncurrent	11,000,000	9,000,000
Other long-term liabilities	876,608	348,945
Total liabilities	12,479,390	13,303,889
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.01 par value; 300,000,000 shares authorized as of June 30, 2025, and December 31, 2024, 4,267,990 and 3,085,477 shares issued and outstanding as of June 30, 2025, and December 31, 2024, respectively	42,680	30,854
Additional paid-in capital	71,668,502	68,644,301
Accumulated deficit	(60,120,328)	(52,749,316)
Accumulated other comprehensive loss - translation adjustment	(148,068)	(409,529)
Total stockholders’ equity	11,442,786	15,516,310
Total liabilities and stockholders’ equity	$23,922,176	$28,820,199

Ainos, Inc.

Condensed Statements of Operations

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

Revenues	$4,663	$-	$110,870	$20,729
Cost of revenues	(937)	(25,373)	(19,170)	(52,127)
Gross profit (loss)	3,726	(25,373)	91,700	(31,398)
Operating expenses:
Research and development expenses	1,911,800	1,978,756	3,635,884	4,063,404
Selling, general and administrative expenses	1,837,613	1,044,880	3,364,374	2,074,298
Total operating expenses	3,749,413	3,023,636	7,000,258	6,137,702
Loss from operations	(3,745,687)	(3,049,009)	(6,908,558)	(6,169,100)

Non-operating (expenses) income, net:
Interest expense	(177,957)	(118,759)	(358,402)	(167,455)
Issuance cost of senior secured convertible note measured at fair value	-	-	-	(138,992)
Fair value change for senior secured convertible note	-	(66,844)	-	(98,412)
Other (expenses) income, net	(161,346)	39,590	(104,052)	64,127
Total non-operating expenses, net	(339,303)	(146,013)	(462,454)	(340,732)

Net loss before income taxes	(4,084,990)	(3,195,022)	(7,371,012)	(6,509,832)
Provision for income taxes	-	-	-	-
Net loss	$(4,084,990)	$(3,195,022)	$(7,371,012)	$(6,509,832)